                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Proxy Statement/ Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated December 18, 2000, relating to the financial statements and financial highlights of Scudder Global Bond Fund appearing in the October 31, 2000 Annual Report to Shareholders, which is also incorporated by reference into the Registration Statement. We further consent to the reference to us under the heading "Auditors" in the Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 27, 2000

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated February 15, 2000 for Kemper Global Income Fund in the Registration Statement (Form N-14) and related Proxy Statement /Prospectus of Global/International Fund, Inc. filed with the Securities and Exchange Commission under the Securities Act of 1933.

                              ERNST & YOUNG LLP


Chicago, Illinois
December 29, 2000